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                                                                   EXHIBIT 10.18

                     SEVERANCE AGREEMENT AND GENERAL RELEASE


         This Severance Agreement and General Release (hereafter, the "Agreement") is made by SEABULK INTERNATIONAL INC, its affiliated companies, and each of its officers, directors, managers, employees, agents, and successors (hereafter referred to collectively as "SEABULK") and Andy Brauninger and all of his agents, heirs, and successors (hereafter referred to as "EMPLOYEE").

         On the occasion of EMPLOYEE's separation from employment with SEABULK, March 31, 2003, (Effective Date) the parties to this Agreement desire to resolve all matters and potential differences between them arising out of the EMPLOYEE's employment with SEABULK, and the termination of that employment. Therefore, in order to achieve this result, SEABULK and the EMPLOYEE agree to the following:

         1. Severance: Following the eighth calendar day after the Effective Date SEABULK will pay to the EMPLOYEE a severance payment in the gross amount of $145,384. This payment is based on three weeks of compensation for each year of service (14 yrs.). The EMPLOYEE understands and agrees that the gross amount written above will be reduced by amounts withheld for taxes as required by law. The EMPLOYEE acknowledges and further agrees that he is not already entitled to this severance payment.

         2. Vacation & Medical Insurance: SEABULK will also pay all eligible unused vacation days pro-rated for the present year. SEABULK will provide medical insurance for the EMPLOYEE and his wife through COBRA insurance at a monthly cost to EMPLOYEE of $150.00 for a period of six months or until you go to work for another employer. Following the initial six month period, COBRA insurance will be provided at the 2003 prevailing rate ($1,226.72/month). You will be notified of the 2004 rates in December 2003.

         3. Vehicle: SEABULK agrees to transfer to the EMPLOYEE title to and ownership of the Employer-owned 1997 Chevrolet Suburban he is now using at no cost to the Employee.



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         4.       Stock Options: SEABULK agrees to vest your stock options upon the Effective Date and the exercise period will be extended to one year from the Effective Date if you obtain other employment and three years if you retire.

         5.       Ongoing Cooperation and Consulting Services.

                  a. During the initial six month period immediately following the Effective Date, you will remain available to the Company to provide general advice, cooperation, assistance, as the Company may request from time to time, regarding projects you were involved in prior to your retirement.

                  b. To the extent that the Company requests that you perform work on any projects, conduct any study, or prepare a written report in connection with such matters, the Company will retain you as an independent contractor/consultant at a daily rate of $700. The Company also will reimburse you for reasonable out-of-pocket expenses, including any travel expenses that you may incur in connection with consulting services that you may provide to the Company.

                  c. You will cooperate with the Company in providing information in connection with any investigation by the board of directors or governmental authorities concerning the operations and activities of the Company during the period of your employment.

         6. Return of Property. You agree to return to the Company on or before the Effective Date, property of the Company such as credit cards, keys, computer disks, computer programs, files, and any documents in any format prepared or received by you or the Company that you have in your possession or control relating in any way to the Company's business operations. Any other property of the Company currently in your possession shall be returned to the Company or purchased by you at its depreciated value in accordance with Company policy.

         7.       Confidentiality/Non-Competition/Non-Solicitation.

                  a. Confidentiality. You will keep confidential the fact of and the terms of this Agreement, as well as any confidential or proprietary information that you acquired during your employment by the Company. This is intended to cover any information of a nature not normally disclosed by the Company to the general public, including, but not limited to, financial information, business plans, strategic plans, marketing strategies, and other information about the present or proposed operations of



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the Company. You shall not disclose any such information to any person or entity outside the Company at any time in the future, and you shall not use any such information for the benefit of anyone other than the Company. This provision shall not be deemed to limit your disclosure of the terms of this Agreement to legal or financial advisors that have a reasonable need to know of such terms in connection with providing professional advise to you.

                  b. Non-Competition. During the six month period immediately following the Effective Date, you acknowledge and agree that you will not, without the prior written consent of the Company, directly or indirectly participate in any capacity in the ownership, management, operation, financing or control of, or permit your name to be used in connection with, any business or enterprise that competes with the Company. Notwithstanding the foregoing, you will not be prohibited from owning not more than 2% of any class of outstanding securities of any such publicly held enterprise. If these restrictions should ever be adjudicated to exceed the time, geographic, product, services, or other limitations permitted by applicable law in any jurisdiction, then such provisions will be deemed reformed in such jurisdiction to such limitations permitted by law.

                  c. Non-Solicitation. During the period that you receive severance payments from the Company, you acknowledge and agree that you will not solicit, urge or induce any employee of the Company to terminate his or her employment with the Company or otherwise interfere with or disrupt the Company's relationships with its employees. In addition, you acknowledge and agree that you will not solicit, urge or induce any client of the Company not to do business with, or otherwise contract with, another person or entity for the types of products or services that are offered by the Company, or otherwise solicit, urge or induce any such client to terminate or adversely modify any business relationship with the Company.

         8. Non-Disparagement. In any announcements or public statements concerning your departure, you and the Company will state only that you decided to take early retirement. You agree that you will not communicate to anyone any adverse, disparaging or derogatory statements or information concerning the Company or any current or former director, officer or employee of the Company. In return, the Company will not make any adverse, disparaging or derogatory statements about you. In response to any request for information about you from any prospective employer, the Company


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will confirm the dates of your employment and the position that you held.
Nothing in this Agreement shall restrict you or the Company from making truthful disclosures as required by law.

         9. Release. In exchange for the severance payment referred to in Paragraph 1, the EMPLOYEE hereby releases and forever discharges SEABULK from any and all claims, actions, demands, and causes of action in law or in equity which EMPLOYEE may have had, or may now have, which are based on or in any way related to his employment with SEABULK or the termination of that employment. The EMPLOYEE's release of claims and actions includes, but is not limited to, claims of age discrimination arising under the Age Discrimination in Employment Act, as amended, claims under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Family and Medical Leave Act, the Florida Civil Rights Act of 1992, as amended, claims under Florida Statutes Chapter 448.101 et seq., commonly known as the Florida Private Whistleblower Act, and related or similar Texas statutes, and any and all actions EMPLOYEE may have in tort, contract or under statutory or the common law.

         10. Binding Agreement. The obligations of the Company under this letter Agreement shall be binding on the Company and its successors and assigns.

         11. Offer Period/Revocation. Please read this Agreement carefully and feel free to consult with your own legal advisors if you so desire. Pursuant to the Older Workers' Benefit Protection Act, you may have up to 21 days to consider this Agreement before signing it. In addition, once you sign this Agreement, you will have seven days within which to revoke this Agreement. Any revocation must be in writing and delivered to the Company's Chairman of the Board, President, and Chief Executive Officer within seven days after you sign this Agreement. This Agreement will not become effective until the seven-day revocation period has expired, and you therefore will not receive any consideration under this Agreement until after the revocation period has expired. Of course, if you revoke this Agreement, you will not receive any of the severance benefits or any other special consideration provided for under this Agreement.

                  If the foregoing terms are acceptable to you, please confirm your Agreement by signing your name below. Your signature below will indicate that you are



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entering into this Agreement freely and with a full understanding of its terms and effect. No changes to this Agreement will be valid unless in writing and signed by both you and the Company's Chief Executive Officer.

         12. The EMPLOYEE understands and agrees that by accepting the severance payment and signing this Agreement, he is giving up the right to sue SEABULK for any claims arising out of his employment with SEABULK, and the termination of that employment.

         13. The EMPLOYEE further promises and agrees not to file, cause to be filed, or join in the filing in any federal, state or local court or agency, of any grievance, charge, claim or action, as an individual or as a member of a class, relating to his employment or the termination of his employment with SEABULK, and he waives any right to legal or equitable relief which might be claimed on his behalf by any class representative or government agency with respect to his employment with SEABULK.

         14. The EMPLOYEE understands and agrees that this Agreement is confidential. EMPLOYEE agrees not to disclose the terms of this Agreement or the fact of its execution to any person, including but not limited to, current employees, the media, prospective employers, private or public entities, or other individuals or entities without the advanced written consent of SEABULK. This confidentiality provision does not apply to the EMPLOYEE's immediate family, attorney or tax advisor, so long as these excepted individuals are notified of this provision and agree to not further disclose the terms of the Agreement in accordance with the terms of this provision. This Agreement does not apply to Seabulk to the extent that in its reasonable judgement it is required to disclose the contents of this Agreement under SEC public Company requirements.

         15. The EMPLOYEE acknowledges that SEABULK has made no representations regarding the tax consequences of this Agreement. The EMPLOYEE understands that SEABULK will deduct from the payment referenced in Paragraph 1 applicable federal income tax withholding and ordinary employment taxes, and will report the payment referenced in Paragraph 1 to the Internal Revenue Service on Form W-2.

         16. In the event that any party to this Agreement is forced to institute legal proceedings for breach of the terms of this Agreement, it is agreed that any trial shall be without a jury, venue shall be in Broward County, Florida, this Agreement shall be



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interpreted in accordance with the laws of the State of Florida, and the prevailing party in any such action shall be entitled to its costs, including reasonable attorney's fees.

         17. EMPLOYEE acknowledges that he has been advised to consult with an attorney of his own choice prior to and in connection with the execution of this Agreement.

         18. This Agreement shall not be construed as or deemed to be evidence of an admission of any liability whatsoever on the part of SEABULK or any of its officers, directors, employees or agents.

         19. This Agreement contains the entire Agreement and complete understanding of the parties, and no other statements, promises or understandings of any party may alter the plain meaning of the terms of this Agreement.

         Intending to be legally bound, the parties execute this Severance Agreement and General Release by their signatures below.


/s/ ANDREW W. BRAUNINGER ______________               3/20/03 _________________
EMPLOYEE     Andrew W. Brauninger                                           DATE

/s/ AIMEE DUBUISSON ____________________             3/20/03 _________________
WITNESS                                              DATE



SEABULK  INTERNATIONAL, INC.

By: /s/ GERHARD E. KURZ__________________            3/21/03 _________________
                                                     DATE